Applied Digital Announces New $50 Million Loan to Accelerate Growth
DALLAS, TX – May 19, 2023 – Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital " or the "Company"), a designer, builder and operator of next-generation digital infrastructure that is designed for High Performance Computing (“HPC”) applications, today announced that the Company has reached an agreement for a loan with a maximum principal amount of $50.0 million. The Company intends to use the loan, which has a 2-year term and 9.0% interest rate, to provide additional liquidity to fund the buildout of its AI Cloud platform and datacenters.
“We are happy to secure this commitment which allows us to accelerate our growth in high performance computing digital infrastructure and our new Sai Computing AI Cloud platform for which we continue to see unprecedented demand,” said Applied Digital CEO and Chairman, Wes Cummins. “This additional funding is a continued endorsement of the strength of our business and illustrates our ability to secure low-cost, non-dilutive financing to fund a portion of our growth capital needs.”
Earlier this week Applied Digital announced the launch of its Artificial Intelligence (AI) Cloud services that will provide high-performance computing power for AI applications. The Company also recently signed its first major AI customer with an agreement worth up to $180 million over a 24-month period.
Applied Digital’s next-generation datacenters are ideal hosting sites for HPC applications that can offer lower cost, high compute power solutions compared to traditional datacenters that are typically higher cost and do not have the ability in most current facilities to provide the power density required for AI/ML workload.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
About Sai Computing
Sai Computing Holdings LLC. provides GPU compute solutions to help customers more cost-effectively execute critical AI, ML, rendering, web3, and other HPC workloads. Our infrastructure is purpose-built for high-performance at ultra-low cost.
Forward-Looking Statements
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inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

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